Exhibit 32.3
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Steven J. Heyer, the Chief Executive Officer of Starwood Hotels & Resorts (“Starwood”), certify that (i) the Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.
/s/ Steven J. Heyer
Steven J. Heyer
Chief Executive Officer
Starwood Hotels & Resorts
November 4, 2005